Exhibit 4.2

CONFIDENTIAL

EXECUTION COPY

$ 4,000,000,000

TELECOM ITALIA CAPITAL

$1,000,000,000 4.000% Series A Senior Global Notes due 2008

$2,000,000,000 5.250% Series B Senior Global Notes due 2013

$1,000,000,000 6.375% Series C Senior Global Notes due 2033

guaranteed by

TELECOM ITALIA S.P.A.

Purchase Agreement

October 22, 2003

Citigroup Global Markets Inc.;

J.P. Morgan Securities Inc.; and

Lehman Brothers Inc.

  each for itself and on behalf of the

  several Initial Purchasers listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Telecom Italia Capital, a company with limited liability (Société Anonyme) organized under the laws of the Grand-Duchy of Luxembourg (“Luxembourg”), registered office 12-14, boulevard Grande-Duchesse Charlotte, L-1330

Luxembourg, Register of Commerce and Companies Luxembourg B-77.970 (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), $1,000,000,000 principal amount of its 4.000% Series A Senior Global Notes due 2008 (the “Series A Senior Notes”), $2,000,000,000 principal amount of its 5.250% Series B Senior Global Notes due 2013 (the “Series B Senior Notes”), and $1,000,000,000 principal amount of its 6.375% Series C Senior Global Notes due 2033 (the “Series C Senior Notes” and, together with the Series A Senior Notes, and the Series B Senior Notes, the “Securities”). The Securities will be issued pursuant to a base indenture to be dated as of October 29, 2003 and a supplemental indenture, to be dated as of October 29, 2003 (together, such base indenture and such supplemental indenture, the “Indenture”) among the Company, Telecom Italia S.p.A., a joint stock company (Società per Azioni) organized under the laws of the Republic of Italy (the “Guarantor”), and JP Morgan Chase Bank, as trustee (the “Trustee”), and will be guaranteed on an unsecured basis by the Guarantor (the “Guarantee”). The Guarantor was formerly called Olivetti S.p.A. (“Olivetti”). The Guarantor changed its name on August 4, 2003 upon effectiveness of the merger of Telecom Italia S.p.A. (“Old Telecom Italia”), a subsidiary of the Guarantor, with and into the Guarantor.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom. The Company and the Guarantor have prepared a preliminary offering memorandum dated October 17, 2003 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company and the Guarantor to the Initial Purchasers pursuant to the terms of this Agreement. The Company and the Guarantor hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein, including the annual report of the Guarantor for the fiscal year ended December 31, 2002 filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Exchange Act of 1934, as amended (the “Exchange Act”) and any supplement or amendment thereto.

Holders of the Securities and the Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights

Agreement, dated as of the date hereof (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantor have agreed to file one or more registration statements with the Commission providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Securities, the Exchange Securities and the Guarantee are more fully described in the Preliminary Offering Memorandum and the Offering Memorandum as defined in Section 3(a) hereof. The Securities and the Exchange Securities will be issued in accordance with the Indenture.

Application has been made to list the Securities on the Luxembourg Stock Exchange (the “Exchange”) as soon as practicable after the Closing Date. As soon as practicable after consummation of the exchange of the Securities for the Exchange Securities, application will be made to list the Exchange Securities issued in accordance with the Registration Rights Agreement on the Exchange.

The Company and the Guarantor hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities, (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.603% of the principal amount of Series A Senior Notes (issue price of 99.953% of the principal amount less a management and underwriting commission and selling concession of 0.350% of the principal amount), 99.292% of the principal amount of Series B Senior Notes (issue price of 99.742% of the principal amount less a management and underwriting commission and selling concession of 0.450% of the principal amount) and 98.683% of the principal amount of Series C Notes (issue price of 99.558% of the principal amount less a management and underwriting commission and selling concession of 0.857% of the principal amount), in each case plus accrued interest, if any, from October 29, 2003 to the Closing Date (as defined in section 2(a) hereof). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Each Initial Purchaser (and any affiliate of such Initial Purchaser that participates in the offer of the Securities for resale contemplated hereby pursuant to sub-section (d) hereof) is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor (“Al”) within the meaning of Rule 501 (a) of Regulation D under the Securities Act (“Regulation D”) or is located outside the United States and will resell any Securities in the United States through an affiliate that is a QIB which is also an At,

(ii) Neither such Initial Purchaser nor any of the affiliates of such Initial Purchaser that participate in the offer of the Securities for resale contemplated hereby pursuant to sub-section (d) hereof has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) Neither such Initial Purchaser nor any of the affiliates of such Initial Purchaser that participate in the offer of the Securities for resale contemplated hereby pursuant to sub-section (d) hereof has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom such Initial Purchaser or affiliate reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, such Initial Purchaser and such affiliate has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex A hereto.

(c) Each Initial Purchaser and each affiliate of such Initial Purchaser that participates in the offer of the Securities for resale contemplated hereby pursuant to sub-section (d) hereof acknowledges and agrees that the Company and the Guarantor and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(b) and 5(g), counsel for the Initial Purchasers and counsel for the Company and the Guarantor, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and the affiliates of such Initial Purchasers that participate in the offer for resale contemplated hereby pursuant to sub-section (d) hereof, and compliance by the Initial Purchasers and such affiliates with their agreements, contained in paragraph (b) above (including Annex A hereto), and such Initial Purchaser and such affiliate hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN, England at 10:00 A.M., New York City time, on October 29, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Initial Purchasers against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Initial Purchasers not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a) General. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any

Initial Purchaser expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum;

(b) Document Incorporated by Reference into the Preliminary Offering Memorandum or the Offering Memorandum. The annual report (the “Annual Report”) of Old Telecom Italia on Form 20-F for the year ended December 31, 2002 (File No. 1-3882), incorporated by reference in the Offering Memorandum, when it was filed with the Commission on June 26, 2003, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Annual Report did not as of its date contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) Certain Changes. Since June 30, 2003: (i) neither the Guarantor nor its Material Subsidiary (as defined in sub-section (d) below) has sustained any loss or interference with its business, which loss or interference is material to the Guarantor and its Material Subsidiary taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Offering Memorandum; (ii) except as otherwise disclosed in the Offering Memorandum there has not been any material change in the share capital of the Guarantor or consolidated long -term debt of the Guarantor and its Material Subsidiary; (iii) there has not been any material adverse change or, to the best of the Issuer’s or the Guarantor’s knowledge, any development involving a prospective material adverse change, in or affecting the business, the current or future financial position, shareholders’ equity or results of operations of the Guarantor and its Material Subsidiary taken as whole (a “Material Adverse Effect”) otherwise than as set forth in the Offering Memorandum;

(d) Due Incorporation, Valid Existence and Good Standing. The Guarantor is a joint stock company (Società per Azioni) duly organized and validly existing under the laws of the Republic of Italy; the Company is a company with limited liability for an unlimited duration (Societè Anonyme) duly organized and validly existing under the laws of Luxembourg; each of the Company and the Guarantor has the power and authority to own, lease and operate its properties and to conduct its business; each of the Company and the Guarantor has been duly qualified as a foreign corporation for the transaction of business and, to the extent applicable, is in good standing under the laws of each other jurisdiction in which it owns, leases or operates properties or conducts business so as to require such qualification except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Telecom Italia Mobile S.p.A., a subsidiary of the Guarantor (the “Material Subsidiary”), is a company duly organized and validly existing under the laws of Italy; the Material Subsidiary has the power and authority to own, lease and operate its properties and to conduct its business;

(e) Due Authorization, Execution and Delivery. Each of the Company and the Guarantor has the corporate power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Agreement, the Registration Rights Agreement, the Indenture and the transactions contemplated hereby and thereby. Each of this Agreement, the Registration Rights Agreement and the Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantor, and constitutes a valid and binding obligation of the Company and the Guarantor enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”);

(f) Capitalization. Each of the Guarantor and the Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of each of the Guarantor and the Company have been duly and validly issued and are fully paid;

(g) No Transfer Restrictions. Except as described in the Offering Memorandum under the captions “Plan of Distribution - Selling Restrictions - Luxembourg”, there are no restrictions on transfers of the Securities and the Exchange Securities under the laws of Luxembourg.

(h) Validity of the Securities, the Guarantee and the Indenture. The Securities have been duly authorized by the Company, and (assuming the due authentication by the Trustee) when issued, executed by any duly authorized representative of the Company and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture; the Guarantee has been duly authorized by the Guarantor, and, when Securities are issued and delivered by the Company pursuant to this Agreement, the Guarantee will have been duly endorsed thereon and will constitute a valid and legally binding obligation of the Guarantor with respect to such Securities, enforceable in accordance with its terms, subject as to enforcement to the Enforceability Exceptions; each of the Indenture, the Securities and the Guarantee conforms to the respective descriptions thereof contained in the Offering Memorandum;

(i) The Exchange Securities. On the Closing Date: (a) the Exchange Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and (b) the guarantee with respect to the Exchange Securities will have been duly authorized by the Guarantor, and, when the Exchange Securities are issued and delivered by the Company pursuant to the Registration Rights Agreement, the guarantee will have been duly endorsed thereon and will constitute a valid and legally binding obligation of the Guarantor with respect to the Exchange Securities, enforceable in accordance with its terms, subject as to enforcement to the Enforceability Exceptions. The Exchange Securities will conform to the descriptions thereof contained in the Offering Memorandum and will be identical in all material respects to the Securities issued under the Indenture except as set forth in the Registration Rights Agreement.

(j) Descriptions of the Registration Rights Agreement. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum;

(k) No Conflicts. The issue and sale of the Securities and the Exchange Securities by the Company and the compliance by the Guarantor and the Company with all of the provisions of the Securities and the Exchange Securities issued by the Company, the Guarantee, the Indenture, the Registration Rights Agreement and this Agreement, and the consummation of the transactions herein and therein contemplated:

(i) will not conflict with, or result in a violation of the provisions of, or constitute a default under, any agreement or instrument to which the Guarantor and the Company or the Material Subsidiary is a party or by which any of them is bound or to which any of their assets is subject, or any license, permit or authorization held by or issued to the Guarantor and the Company or the Material Subsidiary except for any such conflict, violation or default that would not have a Material Adverse Effect, or impair the ability of the Guarantor and the Company to consummate, or otherwise materially adversely affect, the transactions contemplated hereby;

(ii) will not result in any violation of (A) the Articles of Association or Articles of Incorporation of the Guarantor and the Company or any of the Material Subsidiary or (B) any provision of law, judgment or decree of any Governmental Authority (as defined below) except for any such violation under (B) that would not have a Material Adverse Effect, or impair the ability of the Guarantor and the Company to consummate, or otherwise materially adversely affect, the transactions contemplated hereby; and

(iii) do not require any consent, authorization, order or registration or qualification (each a “Governmental Authorization”) of or with any court, governmental, regulatory or stock exchange authority having jurisdiction over the Guarantor and the Company or the Material Subsidiary or any of their respective assets, or over the offer and sale of the Securities and, if applicable, the Guarantee (each a “Governmental Authority”), except such Governmental Authorizations (A) as may be required with respect to the Exchange Securities (including the related guarantee) under (i) the Securities Act and applicable state securities or Blue Sky laws, as contemplated by the Registration Rights Agreement, or (ii) applicable Luxembourg law and (B) that have been duly obtained and which are in full force and effect or are not required to consummate the transactions contemplated hereby and copies of which have been furnished to the Initial Purchasers;

(l) No Default. None of the Guarantor and the Company or the Material Subsidiary is (A) in violation of its Articles of Association or Articles of Incorporation or (B) in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets may be bound except for any such default under (B) that would not have a Material Adverse Effect or impair the ability of the Guarantor and the Company to consummate, or otherwise materially adversely affect, the transactions contemplated hereby;

(m) Certain Statements in the Offering Memorandum. The statements set forth in the Offering Memorandum under the caption “Description of Notes and Guarantees”, insofar as they purport to constitute a summary of the terms of the Securities, the Exchange Securities and the Guarantee and under the captions “Taxation” and “Plan of Distribution” in the Offering Memorandum insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(n) Legal and Governmental Proceedings. Other than as set forth in the Offering Memorandum, there are no, and during the period from the last audited financial statements contained, attached or incorporated by reference in the Offering Memorandum to the date hereof there have not been, any legal or governmental proceedings pending to which the Company, the Guarantor or the Material Subsidiary is a party or of which any asset of the Company, the Guarantor or the Material Subsidiary is the subject which, if determined adversely to the Company, the Guarantor or the Material Subsidiary, as the case may be, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Guarantor’s knowledge, no such proceedings are threatened in writing by any Governmental Authority or threatened in writing by others;

(o) Investment Company Act. Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and after application of the proceeds therefrom, will be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) Governmental Authorization. No Governmental Authorization of or with any Governmental Authority is required to effect payments of principal, premium, if any, and interest on the Securities and the Exchange Securities;

(q) No Currency Restrictions; No Withholding Taxes. All interest on the Securities, the Exchange Securities or the Guarantee (if applicable) may under the current laws or regulations applicable in Luxembourg and the Republic of Italy, as the case may be, be paid in any currency in which a particular issuance of Securities is denominated, and may be freely transferred out of Luxembourg and the Republic of Italy; except as described in the Offering Memorandum, such interest will not be subject to withholding or other taxes under the laws and regulations applicable in Luxembourg, for non Luxembourg residents for tax purposes, and/or the Republic of Italy and is otherwise free of any other tax, withholding or deduction in Luxembourg, for non Luxembourg residents for tax purposes, and/or the Republic of Italy and without the necessity of obtaining any Governmental Authorization in Luxembourg or the Republic of Italy;

(r) No Stamp or Other Taxes. Other than as set forth in the Offering Memorandum, no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Initial Purchasers to Luxembourg or the Republic of Italy or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by either the Guarantor or the Company to or for the respective accounts of the Initial Purchasers of the Securities and the Guarantee or (B) the sale and delivery outside Luxembourg and the Republic of Italy by the Initial Purchasers of the Securities and the Guarantee;

(s) Licenses, Approvals and Patents. The Guarantor and the Material Subsidiary have all licenses, permits, authorizations, approvals and orders and other concessions (collectively the “Licenses”), including those of and from all Governmental Authorities, that are material to the Guarantor and the Material Subsidiary taken as a whole with respect to owning or leasing their properties and conducting their respective business as described in the Offering Memorandum, except to the extent that the failure to possess any such Licenses would not have a Material Adverse Effect;

(t) No Labor Dispute. Other than as set forth in the Offering Memorandum, no labor dispute, strike or other collective bargaining measure currently exists or is currently threatened by any employees of the Guarantor or the Material Subsidiary, or any representative of such employees, which, if resolved to the detriment of the Guarantor or the Material Subsidiary, carried out or implemented, would have a Material Adverse Effect;

(u) No Stabilization. None of the Company, the Guarantor or the Material Subsidiary has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities;

(v) Financial Statements. The consolidated financial statements of the Guarantor included in the Offering Memorandum present fairly the consolidated financial position and consolidated results of operations of the Guarantor and its subsidiaries as at the respective dates or for the respective periods to which they apply and such financial statements have been prepared in accordance with generally accepted accounting principles in the Republic of Italy (“Italian GAAP”) applied on a consistent basis throughout the respective periods involved, except to the extent, if any, otherwise stated therein; the consolidated financial statements of Old Telecom Italia included, attached or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position and consolidated results of operations of Old Telecom Italia and its subsidiaries as at the respective dates or for the respective periods to which they apply and such financial statements have been prepared in accordance with generally accepted accounting principles in the Republic of Italy (“Italian GAAP”) applied on a consistent basis throughout the respective periods involved, except to the extent, if any, otherwise stated therein; the discussion of material differences between Italian GAAP and the accounting principles, practices and methods generally accepted in the United States (“U.S. GAAP”) and the reconciliation of the consolidated financial statements of each of the Guarantor and Old Telecom Italia to U.S. GAAP, as set forth in the Offering Memorandum, comply in all material respects with the requirements of the rules and regulations of the Commission relating thereto and present fairly the material variations between Italian GAAP and U.S. GAAP required to be so presented; the other financial information (but not including any pro forma financial information or statistical or operating data) included in the Offering Memorandum has been derived from the accounting records of the Guarantor and Old Telecom Italia and their respective subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and related notes thereto incorporated by reference in the Offering Memorandum have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying the pro forma financial information included or incorporated by reference in the Offering Memorandum are reasonable and are set forth in the Offering Memorandum or incorporated by reference therein;

(w) Independent Public Accountants. Ernst & Young S.p.A. and PriceWaterhouseCoopers S.p.A., who have certified the consolidated financial statements of the Guarantor and Old Telecom Italia, respectively, are, independent public accountants within the meaning of the Securities Act and Rule 2-01 of Regulation S-X thereunder;

(x) Regulation S. None of the Company, the Guarantor nor any of their affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any affiliates thereof) or any such affiliate’s behalf have engaged or will engage in any directed selling efforts within the meaning of Rule 903 of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities and each of them has complied and will comply with the offering restrictions requirement of such Regulation;

(y) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and the Offering Memorandum, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act;

(z) No Integration. None of the Company, the Guarantor or any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the

Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

(aa) No General Solicitation. None of the Company, the Guarantor or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(bb) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers and their affiliates contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers and their affiliates in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and

(cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27(a) of the Securities Act and Section 21(e) of the Exchange Act) contained or incorporated by reference in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company and the Guarantor will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request and, for a period of 90 days following the initial completion of the distribution of Securities, as many copies of the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

(b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company and the Guarantor will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement which the Initial Purchasers reasonably disapprove;

(c) Notice to the Initial Purchasers. The Company and the Guarantor will advise the Initial Purchasers promptly, and confirm such advice in writing, (i) of the issuance by any Governmental Authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Preliminary Offering Memorandum or the Offering Memorandum would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Offering Memorandum or the Offering Memorandum is delivered to a purchaser, not misleading; (iii) at any time prior to the completion of the initial offering of the Securities, of any downgrading in the rating accorded or placement on negative outlook of the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor or of the Guarantee or any other guarantee of the Guarantor, or any proposal to downgrade the rating of the Securities or any other debt securities issued or guaranteed by the Company or the Guarantor or of the Guarantee or any other guarantee of the Guarantor, by “a nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or any public announcement that any such organization has under surveillance or review its rating of any debt securities, including the Securities of the Company or debt securities of the Guarantor or of any guarantees, including the Guarantee, of the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) as soon as the Company or the Guarantor learns of any such downgrading, placement on negative outlook, proposal to downgrade or public announcement; (iv) of any breach of the representations and warranties, conditions, covenants or other material obligations of the Company or the Guarantor under this Agreement; and (v) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

(d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company and the Guarantor will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law;

(e) Blue Sky Compliance. The Company and the Guarantor will cooperate with the Initial Purchasers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a Initial Purchaser in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(f) Clear Market. During the period from the date hereof through and including the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor, having a tenor of more than one year after such Closing Date, substantially similar to the Securities and offered primarily in the same market as such Securities are primarily offered, without the prior written consent of the Initial Purchasers;

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of Proceeds”;

(h) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule

144(a)(3) under the Securities Act, the Company and the Guarantor will, during any period in which the Guarantor is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act;

(i) DTC. The Company and the Guarantor will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”);

(j) No Resales by the Company and the Guarantor. Until the issuance of the Exchange Securities, the Company and the Guarantor will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Guarantor or any of their affiliates and resold in a transaction registered under the Securities Act;

(k) No Integration. None of the Company, the Guarantor or any of their affiliates (as defined in Rule 501 (b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

(l) No General Solicitation or Directed Selling Efforts. None of the Company, the Guarantor or any of its affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S;

(m) No Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(n) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

(o) Exchange Listing. The Company and the Guarantor: (i) will use their reasonable best efforts to list (1) the Securities on the Exchange as soon as practicable after the Closing Date and (2) the Exchange Securities on the Exchange as soon as practicable after consummation of the Registered Exchange Offer (as this term is defined in the Registration Rights Agreement); and (ii) shall file with the Exchange such documents and materials as may be required to establish and maintain the listing of the Securities and the Exchange Securities on the Exchange.

5. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, to the delivery of the documents referred to herein substantially in the form agreed upon herein, and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date;

(b) Opinions of U.S. Counsel and Italian Counsel for the Initial Purchasers. (1) Sullivan & Cromwell LLP, U.S. counsel for the Initial Purchasers, shall have furnished to the Initial Purchasers such written opinion or opinions, dated the Closing Date, with respect to the matters covered in paragraphs (i), (ii), (iii), (vi) and (x) (except with respect to the matter covered in sub-paragraph (1) therein) of subsection (g) below as well as such other related matters as such Initial Purchasers may reasonably request; (2) Chiomenti Studio Legale, Italian counsel for the Initial Purchasers, if so requested by such Initial Purchasers, shall have furnished to such Initial Purchasers such written opinion or opinions, dated the Closing Date, with respect to such matters of Italian law and/or non-factual matters as such Initial Purchasers may reasonably request; and (3) each of the U.S. counsel and the Italian counsel for the Initial Purchasers shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(c) Opinion of Luxembourg Counsel for the Company. Linklaters Loesch, Luxembourg counsel for the Company, shall have furnished to the Initial Purchasers its written opinion, dated the Closing

Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) Telecom Italia Capital is a company with limited liability (Société Anonyme) duly organized and validly existing under the laws of Luxembourg, with power to enter into and perform its obligations under the Indenture, the Registration Rights Agreement and this Agreement relating to the Securities and the Exchange Securities, and to issue the Securities and the Exchange Securities and to perform its obligations under such Securities and Exchange Securities;

(ii) This Agreement and the Registration Rights Agreement, relating to the Securities and the Exchange Securities, have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company;

(iii) Assuming the Indenture constitutes a valid and binding instrument of the Company under the laws of the State of New York, the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights;

(iv) The Securities and the Exchange Securities to be issued by the Company have been duly authorized by the Company and the Securities and the Exchange Securities, when executed manually by any duly authorized representative of the Company, issued and delivered by the Company pursuant to this Agreement and the Registration Rights Agreement relating to the Securities and the Exchange Securities, will be duly executed, issued and delivered and constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights;

(v) The issue and sale of the Securities and the Exchange Securities and the compliance by the Company with all of the provisions of the Securities and the Exchange Securities (including without limitation the payment of principal, premium, if any, and interest thereon), the Indenture, the Registration Rights

Agreement and this Agreement relating to the Securities and the Exchange Securities, and the consummation of the transactions herein and therein contemplated:

(A) will not result in any violation of the Articles of Incorporation or other governing documents of the Company or any applicable provision of Luxembourg law; and

(B) do not require any Governmental Authorization of or with any Governmental Authority of Luxembourg;

(vi) The statements in the Offering Memorandum under the caption “Taxation - Luxembourg Tax Considerations”, to the extent such statements relate to matters of law or regulation or to the provisions of documents therein described, provide a fair summary of such provisions in all material respects, as of the date of the Offering Memorandum and as of the Closing Date;

(vii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of non-Luxembourg resident Initial Purchasers to Luxembourg or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company of the Securities and the Exchange Securities to or for the respective account of the Initial Purchaser, or (B) the sale and delivery outside Luxembourg by the Initial Purchaser of the Securities to the purchasers thereof in the manner contemplated herein;

(viii) the Company’s agreement to the choice of law provisions set forth in Section 16 hereof, in the Registration Rights Agreement and in the Indenture will be recognized by the courts of Luxembourg; the Company can sue and be sued in its own name under the laws of Luxembourg; the irrevocable submission of the Company to the non-exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement and the Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 11 hereof will be effective, insofar as the law of Luxembourg is concerned, to confer valid personal jurisdiction over the Company; and a judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the Registration Rights Agreement would be enforceable against the Company in the courts of Luxembourg, subject to applicable exequatur proceedings;

(ix) The Company is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and the Registration Rights Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement and the Registration Rights Agreement; and the waiver by the Company of immunity to jurisdiction and immunity to pre-judgment attachment, post-judgment attachment and execution in any suit, action or proceeding against it arising out of or based on this Agreement and the Registration Rights Agreement is a valid and binding obligation of the Company under the laws of Luxembourg;

(x) The indemnification and contribution provisions set forth in Section 6 hereof and in the Registration Rights Agreement do not contravene the laws of Luxembourg; and

(xi) All interest on the Securities and the Exchange Securities may under the current law and regulations applicable in Luxembourg be paid in the currency in which the Securities and the Exchange Securities is denominated and may be freely transferred out of Luxembourg; except as described in the Offering Memorandum, such interest will not be subject to withholding or other taxes under the laws applicable in Luxembourg and is otherwise free of any other tax, withholding or deduction in Luxembourg, except for taxes payable by Luxembourg residents for tax purposes, and without the necessity of obtaining any Governmental Authorization in Luxembourg;

(d) Opinions of Italian Counsel for the Guarantor. Gianni, Origoni, Grippo & Partners, Italian Counsel for the Guarantor, shall have furnished to the Initial Purchasers its written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, substantially to the effect that:

(i) The Guarantor has been duly incorporated and is validly existing as a joint stock company (Società per Azioni) under the laws of Italy; no order or resolution for the winding up of the Guarantor has been made or passed; no judgment has been rendered, declaring the Guarantor bankrupt or in concordato preventivo, amministrazione controllata, amministrazione straordinaria or liquidazione;

(ii) The Guarantor has corporate power to own, lease and operate its properties, and to conduct its business as described in the Offering Memorandum, to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Guarantee relating to the Securities and the Exchange Securities and to issue the Guarantee;

(iii) This Agreement and the Registration Rights Agreement relating to the Securities and the Exchange Securities have been duly authorized, executed and delivered by the Guarantor and constitute valid and binding agreements of the Guarantor;

(iv) The Indenture has been duly authorized, executed and delivered by the Guarantor and (assuming the due authorization, execution, and delivery insofar as the laws of the State of New York are concerned) constitutes a valid and binding agreement of the Guarantor;

(v) The Guarantee to be issued by the Guarantor has been duly authorized by the Guarantor and, when the Securities and the Exchange Securities issued by the Company are duly issued and authenticated in accordance with the terms of the Indenture and delivered pursuant to this Agreement and the Registration Rights Agreement, will be duly endorsed on the issuance of Securities and Exchange Securities, will be duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

(vi) The performance by the Guarantor of its obligations under the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement relating to the Securities and the Exchange Securities do not require any Governmental Authorization of or with any Governmental Authority in the Republic of Italy, except such Governmental Authorizations that have been duly obtained and which are in full force and effect and copies of which have been furnished to such Initial Purchasers;

(vii) The Guarantor’s choice of law in this Agreement, the Registration Rights Agreement and the Indenture will be recognized by the courts of the Republic of Italy and the Guarantor can sue and be sued in its own name under the laws of the Republic of Italy;

(viii) The irrevocable submission of the Guarantor to the non-exclusive jurisdiction of a New York Court, the waiver by the Guarantor of any objection to the venue of a proceeding of a New York Court (as defined below) and the agreement of the Guarantor that this Agreement, the Registration Rights Agreement and the Indenture shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; there is no provision of Italian law that would render service of process in the manner set forth in the Agreement, the Registration Rights Agreement and the Indenture invalid; the judgment obtained in a New York Court arising out of or in relation to the obligations of the Guarantor under the Agreement, the Registration Rights Agreement and the Indenture would be enforceable against the Guarantor in the courts of the Republic of Italy subject to the provisions of foreign judgments contained in Articles 64 to 71 of Law No. 218 of May 3,1995;

(ix) The Guarantor is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement, the Registration Rights Agreement and the Indenture;

(x) The indemnification and contribution provisions set forth in Section 6 hereof and in the Registration Rights Agreement do not contravene the public policy or laws of the Republic of Italy;

(xi) Interest on the Securities and the Exchange Securities may under the current law and regulations applicable in the Republic of Italy be paid (with the exception of the payment of interest on overdue interest which is not allowed under Italian law) in any currency in which the Securities and the Exchange Securities are denominated which may be converted into foreign currency that may be freely transferred out of the Republic of Italy; and

(xii) No Governmental Authorization of or with any Governmental Authority is required to effect payments of principal, premium, if any, and interest on the Securities and the Exchange Securities;

(e) Opinion of Italian Tax Counsel for the Guarantor. Maisto e Associati, Italian Tax Counsel for the Guarantor, shall have furnished to the Initial Purchasers its written opinion, dated the Closing Date, in the form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) The statements in the Offering Memorandum under the captions “Taxation - Italian Tax Considerations” insofar as such statements purport to summarize certain provisions of law or regulation or of documents therein described, constitute a fair summary of such provisions in all material respects, as of the date of the Offering Memorandum, and as of the date hereof;

(ii) Except as described in the Offering Memorandum, no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Initial Purchasers to the Republic of Italy or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company of the Securities and the Exchange Securities to or for the respective accounts of the Initial Purchasers or (B) the sale and delivery outside the Republic of Italy by the Initial Purchasers of the Securities to the purchasers thereof in the manner contemplated herein; and

(iii) Except as described in the Offering Memorandum, all interest in the Securities and the Exchange Securities will not be subject to withholding or other taxes under the laws applicable in the Republic of Italy;

(iv) The issue and sale of the Securities with the Guarantee endorsed thereon and the Exchange Securities (including the related guarantee) and the compliance by the Guarantor with the provisions of the Securities, the Exchange Securities, the Guarantee, the Indenture and this Agreement relating to the Securities and the Exchange Securities, and the consummation of the transactions herein and therein contemplated will not result in a violation of any Italian tax statute, rule, regulation or decree of any Italian tax Governmental Authority having jurisdiction over the Guarantor or the Material Subsidiary or any of their material property;

(f) (1) Opinion of General Counsel of the Guarantor. The General Counsel of the Guarantor shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) All of the issued shares in capital stock of the Guarantor have been duly and validly issued and are fully paid;

(ii) The Material Subsidiary is a company duly organized and validly existing under the laws of Italy and has the corporate power to own, lease and operate its properties and conduct its business;

(iii) To the best of such counsel’s knowledge, and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Guarantor or the Material Subsidiary is a party or of which any of their material properties is the subject which, if determined adversely to the Guarantor or the Material Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect; and, no such proceedings are threatened in writing by any Governmental Authority or threatened in writing by others;

(iv) To the best of such counsel’s knowledge, (a) the Guarantor is not in violation of the deed of merger which became effective as of August 4, 2003 (the “Deed of Merger”) or the by-laws that became effective as of August 4, 2003; (b) the Material Subsidiary is not in violation of its Articles of Association or by-laws; and (c) the Guarantor and the Material Subsidiary are not in default in the performance or observance of any material agreement or instrument to which they are a party or by which they or any of their material assets are subject which would have a Material Adverse Effect or impair the ability of the Company or the Guarantor to consummate or materially adversely affect, the transactions contemplated hereby;

(v) The issue and sale of the Securities and of the Exchange Securities with the Guarantee endorsed thereon and the compliance by the Guarantor with the provisions of the Securities, the Exchange Securities, the Guarantee, the Indenture, the Registration Rights Agreement and this Agreement relating to the Securities and the Exchange Securities, and the consummation of the transactions herein and therein contemplated:

(A) will not conflict with, or result in a violation of the Deed of Merger or Bylaws of the Guarantor and the Articles of Association or Bylaws of the Material Subsidiary;

(B) to the best of such counsel’s knowledge, will not result in a violation of any statute, rule, regulation, judgment or decree of any Governmental Authority having jurisdiction over the Guarantor or the Material Subsidiary or any of their material property except where any such violation would not have a Material Adverse Effect; and

(C) to the best of such counsel’s knowledge, (i) will not conflict with or result in a violation of the provisions of or constitute a default under any material agreement or instrument to which the Guarantor or its Material Subsidiary is a party or (ii) will not conflict with or result in a violation of any material license, permit or authorization held by or issued to the Guarantor or the Material Subsidiary, in each case under (i) or (ii) hereby, which would have a Material Adverse Effect or impair the ability of the Guarantor to consummate, or materially adversely affect, the transactions contemplated in this Agreement; and

(vi) The Guarantor and the Material Subsidiary have all licenses, permits, authorizations and approvals from all Governmental Authorities that are necessary to own or lease their properties and conduct their respective businesses and that are material to the Guarantor or the Material Subsidiary, except for such licenses, permits, authorizations, orders and approvals the failure to obtain which will not have a Material Adverse Effect;

(2) The Head of the Corporate and Legal Affairs department of the Guarantor shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) The statements set forth in the Offering Memorandum under the captions “Regulation” (and any related regulatory development sections in the Offering Memorandum), insofar as such statements purport to summarize certain provisions of law or regulation or of documents therein described, constitute a fair summary of such law, regulation or documents in all material respects.

(g) Opinion of U.S. Counsel for the Company and the Guarantor. Davis Polk & Wardwell, U.S. Counsel for the Company and the Guarantor, shall have furnished to the Initial Purchasers its written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers to the effect that:

(i) Assuming (a) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor insofar as the laws of Luxembourg and the Republic of Italy are concerned, (b) the Indenture has been duly authorized, executed and delivered by the Trustee, and (c) the Company and the Guarantor each have the full power, authority and legal right to enter into and perform their respective obligations under the Indenture, the Indenture has been duly executed and delivered by the Guarantor and the Company and constitutes a valid and binding agreement of each of the Guarantor and the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii) Assuming the Securities and the Guarantee have been duly authorized, executed, authenticated, issued and delivered by the Company and the Guarantor, as applicable and the Exchange Securities and related guarantee, when authorized, executed, authenticated, issued and delivered by the Company and the Guarantor, as applicable, will be duly authorized, executed, authenticated, issued and delivered by the Company and the Guarantor, as applicable, insofar as the laws of Luxembourg and Italy are concerned, to any Initial Purchasers against payment therefore as provided by this Agreement or issued in accordance with the Registration Rights Agreement, the Securities, Exchange Securities and the Guarantee will be duly executed, authenticated, issued and delivered by, and shall constitute a valid and binding obligation of, each of the Company and the Guarantor, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) Assuming this Agreement and the Registration Rights Agreement relating to the Securities and the Exchange Securities have been duly authorized, executed and delivered by each of the Company and the Guarantor insofar as the laws of Luxembourg and the Republic of Italy are concerned, this Agreement and the Registration Rights Agreement have been duly executed and delivered by each of the Company and the Guarantor;

(iv) It is not necessary, in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or any resales thereof by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act, it being understood that we express no opinion as to any other offer or resale of any of the Securities. In addition, it is not necessary to qualify an indenture under the Trust Indenture Act in connection with the offer, sale and delivery of the Securities;

(v) No Governmental Authorization of or with any such Governmental Authority of the United States or the State of New York is required for the issue and sale of the Securities or the execution and delivery by the Guarantor, of this Agreement, the Registration Rights Agreement, the Indenture, and the Guarantee relating to the issuance of the Securities and Exchange Securities except for such Governmental Authorizations as may be required (i) with respect to any Blue Sky laws on which we are not required to opine and (ii) with respect to the Exchange Securities (including the related guarantee) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement;

(vi) The statements set forth in the Offering Memorandum under the captions “Description of the Debt Securities and Guarantees We May Offer” insofar as they purport to summarize certain provisions of the Indenture, the Securities, the Exchange Securities and the Guarantee, provide a fair summary of such provisions in all material respects;

(vii) The statements set forth in the Offering Memorandum under the caption “Tax Considerations – United States Federal Income Tax Considerations”, insofar as they purport to describe certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in such Securities;

(viii) Neither the Company nor the Guarantor is required to register as an “investment company” as such term is defined in the Investment Company Act; and

(ix) Assuming that each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as the laws of Luxembourg or the Republic of Italy are concerned, under the laws of the State of New York relating to submission to personal jurisdiction, each of the Company and the Guarantor has, pursuant to Section 11 of this Agreement and the Registration Rights

Agreement, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined in Section 11) as its Authorized Agent for the purpose described in Section 11 hereof and the Registration Rights Agreement; and service of process effected on such Agent in the manner set forth in Section 11 hereof and the Registration Rights Agreement will be effective to confer valid personal jurisdiction over each of the Company and the Guarantor;

(x) Such counsel will state that it has considered the matters required to be stated in the Offering Memorandum and the information contained therein but that such counsel has not checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in the Offering Memorandum, except for the matters described in paragraph (vi) and (vii) above. Such counsel will have generally reviewed and discussed with the Initial Purchasers, and with certain officers and employees of, and Luxembourg and Italian counsel and independent public accounts for, the Company and the Guarantor the information furnished, whether or not subject to such counsel’s check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to such counsel’s attention that causes it to believe that (1) the document incorporated by reference in the Offering Memorandum (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel expresses no belief), when it was filed with the Commission, did not comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder or (2) the Offering Memorandum, as of its date and as of the Closing Date (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel expresses no belief) contained or contains an untrue statement or material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(h) Letter of Independent Certified Public Accountants of the Guarantor. Not later than 10:00 a.m. London time, on the date hereof and on the Closing Date, the independent certified public accountants who have certified the consolidated financial statements of the Guarantor, Old Telecom Italia and Finsiel S.p.A. included or incorporated by reference in the Offering Memorandum shall have furnished to the Initial Purchasers a letter or letters, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to such Initial Purchasers;

(i) Additional Conditions. Subsequent to the execution and delivery of this Agreement, (i) none of the Company, the Guarantor or the Material Subsidiary shall have sustained since June 30, 2003 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Initial Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms or in the manner contemplated by this Agreement and the Offering Memorandum;

(j) No Downgrading. Subsequent to the execution and delivery of this Agreement, and prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the debt securities issued or guaranteed by the Guarantor or any guarantee of the Guarantor by any Rating Organization, and (ii) no such Rating Organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Guarantor or any guarantee of the Guarantor;

(k) Market Out. There shall not have occurred any of the following: (i) a suspension or material limitation in trading in the securities of the Guarantor; (ii) the imposition of the proposal of exchange controls by any Governmental Authority in the country or jurisdiction in the currency of which the Securities or any security underlying the Securities may be denominated; (iii) trading in securities generally on the New York Stock Exchange, NASDAQ, the American Stock Exchange, the Mercato Telematico Azionario or the Luxembourg Stock Exchange shall have been suspended or limited minimum prices shall have been established on any such exchange or market by the Commission, the Commissione

Nazionale per la Società e la Borsa or the Commission de Surveillance du Secteur Financier, by any such exchange or market or by any other Governmental Authority having jurisdiction; (iv) a general moratorium on commercial banking activities shall have been declared by the Italian, Luxembourg, United States Federal or New York State authorities; or (v) the occurrence of any outbreak or escalation of hostilities, or any material adverse change in national or international financial, political, industrial or economic conditions or any calamity or crises, whether within or outside the United States, if the effect of any event specified in this subsection (v) in the sole judgment of the Initial Purchasers, after consultation with the Issuer and the Guarantor to the extent practicable, makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Offering Memorandum;

(l) Offering Memorandum Delivery. Each of the Guarantor and the Company shall have complied with the provisions of Section 4(a) hereof with respect to the furnishing of the Offering Memorandum on the second business day next succeeding the date of this Agreement, or such other date as the parties hereto may agree upon;

(m) Delivery of Officer’s Certificate of the Company and the Guarantor. Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Initial Purchasers certificates of officers of the Company and the Guarantor, in such form and executed by such officers of each of the Company and the Guarantor as shall be satisfactory to the Initial Purchasers, as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of the Closing Date, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as the Initial Purchasers may reasonably request;

(n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee;

(o) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and the Guarantor;

(p) DTC. The Securities shall be eligible for clearance and settlement through DTC; and

(q) Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

6. Indemnification and Contribution. (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantor will jointly and severally indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each such Initial Purchaser, and each such person who controls any such Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such losses, claims, damages or liabilities result from a final non-appealable judgment of a competent court or a settlement which is made in accordance with clause (c) below, and will reimburse each Initial Purchaser for any legal or other expenses duly documented and reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Guarantor nor the Company shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum, in reliance upon and in conformity with written information furnished to the Guarantor or the Company by such Initial Purchaser expressly for use therein, and that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) to the extent required by law outside of the United States, a copy of the Offering Memorandum (excluding the Annual Report incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company and the Guarantor with the provisions hereof;

(b) Indemnification of the Guarantor and the Company. Each Initial Purchaser will indemnify, severally and not jointly, and hold harmless each of the Company and the Guarantor, the directors, officers, employees and agents of each of the Company and the Guarantor, and each such person who controls the Company and the Guarantor (if any) against any losses, claims, damages or liabilities to which the Company or Guarantor may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such losses, claims, damages or liabilities result from a final non-appealable judgment of a competent court or a settlement which is made in accordance with clause (c) below, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Memorandum or the Offering Memorandum, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Initial Purchaser expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses duly documented and reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred;

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defence thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Company on the one hand and each Initial Purchaser on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor and the Company, on the one hand and such Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Company, on the one hand, and such Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) to which such loss, claim, damage or liability relates received by the Guarantor and the Company bear to the total commissions or discounts received by such Initial Purchaser in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Guarantor and the Company, on the one hand, or by any Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Guarantor and each Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total issue price at which the Securities to which such loss, claim, damage or liability relates purchased by or through it were sold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Initial Purchasers under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint; and

(e) Additional Liability. The obligations of the Company and the Guarantor under this Section 6 shall be in addition to any liability that the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of each Initial Purchaser under this Section 6 shall be in addition to any liability which such Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each of the Company or the Guarantor within the meaning of the Act.

7. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Guarantor on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company and the Guarantor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantor or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company and the Guarantor agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and the Guarantor shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 8 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

8. Payment of Fees and Expenses. (a) Whether or not the transactions contemplated by this Agreement and the Registration Rights Agreement are consummated or this Agreement or the Registration Rights Agreement is terminated, each of the Company and the Guarantor jointly and severally covenants and agrees with each Initial Purchaser to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants to the Company and the Guarantor in connection with the preparation, printing and filing of the Preliminary Offering Memorandum and the Offering Memorandum and all other amendments and supplements thereto and the mailing and delivery of copies thereof to each Initial Purchaser; (ii) the cost of printing, producing or reproducing this Agreement the Registration Rights Agreement, any agreement entered into or document issued hereunder, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and registration of the Exchange Securities; (iii) any fees charged by securities rating services for rating the Securities (if applicable); (iv) the cost of preparing the Securities; (v) fees and expenses, if any, incident to listing and/or trading of the Securities and the Exchange Securities on the Exchange or any other stock exchange on which the Securities and the Exchange Securities are listed; (vi) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the Guarantor and the fees and disbursements of counsel for any Trustee or such agent in connection with the Indenture and the Securities; (vii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (excluding the related fees and expenses of counsel for the Initial Purchasers); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company and the Guarantor in connection with any “road show” presentation to potential investors. Except as provided in this Section and Section 6 hereof, each Initial Purchaser shall pay all other fees, costs and expenses it incurs.

(b) If (1)(i) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (ii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to Section 7 hereof, and (2) the transactions contemplated hereby shall not otherwise be completed within 180 days from the Closing Date, the Company and the Guarantor jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby; provided, however, that the aggregate amount of such out-of-pocket costs and expenses (including the fees and expenses of their counsel) to be reimbursed pursuant to the preceding sentence of this sub-section 8(b) shall not exceed $350,000.

9. Notices. Except as otherwise specifically provided herein, all statements, requests, notices, agreements and advices hereunder shall be delivered as set forth in Annex B hereto. Any such statements, requests, notices, agreements or advices shall take effect upon receipt thereof.

10. Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, each Initial Purchaser, the Guarantor and the Company and any person who controls any Initial Purchaser or the Company, and their respective personal representatives, heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities through or from any Initial Purchaser hereunder shall be deemed a successor or assign by reason merely of such purchase.

11. Consent to Jurisdiction and Service. Each of the Company and the Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Guarantor brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantor irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or becomes entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on the Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Luxembourg or the Republic of Italy. Each of the Company and the Guarantor has appointed Telecom Italia North America Inc., 745 Fifth Avenue, 27th Floor, New York, NY 10151, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as applicable.

12. Indemnification of Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder in U.S. dollars that is expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, each of the Guarantor and the Company will jointly and severally indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase U.S. dollars with the amount of Judgment Currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S dollars.

13. Time. Time shall be of the essence in this Agreement.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Initial Purchasers.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, Milan and Luxembourg; and the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous. (a) Authority of the Initial Purchasers. Any action by the Initial Purchasers hereunder may be taken by Citigroup Global Markets Inc.,

J.P. Morgan Securities Inc. and Lehman Brothers Inc. acting jointly on behalf of the Initial Purchasers, and any such action jointly taken by Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. shall be binding upon the Initial Purchasers.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

TELECOM ITALIA CAPITAL

By:	/S/ ADRIANO TRAPLETTI
Title: Managing Director

TELECOM ITALIA S.p.A.

By:	/S/ FRANCESCO TANZI
Title: Attorney-in-Fact

SP-1

Accepted: October 22, 2003

CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES INC. LEHMAN BROTHERS INC.

For themselves and on behalf of the several Initial Purchasers listed in Schedule 1 hereto

Citigroup Global Markets Inc.

By:	/s/ Illegible
Title: Managing Director

J.P. Morgan Securities Inc.

By:	/s/ Illegible
Title: Vice President

Lehman Brothers Inc.

By:	/S/ MARTIN GOLDBERG
Title: Senior Vice President

SP-2

Schedule 1

Initial Purchaser	Principal Amount of Series A Senior Global Notes due 2008	Principal Amount of Series B Senior Global Notes due 2013	Principal Amount of Series C Senior Global Notes due 2033
Banc of America Securities LLC	$142,858,000	$285,715,000	$142,858,000
Citigroup Global Markets Inc.	$142,857,000	$285,715,000	$142,857,000
Credit Suisse First Boston (Europe) Limited	$142,857,000	$285,714,000	$142,857,000
J.P. Morgan Securities Inc.	$142,857,000	$285,714,000	$142,857,000
Lehman Brothers Inc.	$142,857,000	$285,714,000	$142,857,000
Merrill Lynch International	$142,857,000	$285,714,000	$142,857,000
Morgan Stanley & Co. Incorporated	$142,857,000	$285,714,000	$142,857,000

Total	$1,000,000,000	$2,000,000,000	$1,000,000,000

S-1

ANNEX A

Restrictions on Offers and Sales Outside the United States

For purposes of this Annex A, any reference to an Initial Purchaser shall mean such Initial Purchaser and the affiliates of such Initial Purchaser that participate in the offer of the Securities for resale contemplated hereby pursuant to Section 1(d) of the Purchase Agreement. In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser will, to the best of its knowledge, comply with all relevant laws, regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any amendment or supplement thereto, in so far as such laws, regulations and directives relate to the purchase, offer, sale or delivery of the Securities or the possession or distribution of the Offering Memorandum or any amendment or supplement thereto.

(ii) Each Initial Purchaser has represented and agreed that it will only offer, sell or deliver any notes or distribute copies of this Offering Memorandum or any other document relating to the notes in the countries (the “Permitted Countries”) listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended, with the exception of the countries which are also listed in the Decree of the Ministry of Finance of Italy of January 23, 2002, as amended. A list of countries other than the Permitted Countries (the “Prohibited Countries”) is attached as Annex C hereto.

(iii) Such Initial Purchaser has offered, sold or delivered the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S (“Regulation S”) or Rule 144A under the

Securities Act or any other available exemption from registration under the Securities Act.

(iv) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(v) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (as defined in Regulation S)a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in either case in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(vi) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company and the Guarantor.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) It has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 of the United Kingdom;

(ii) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(iii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser represents, warrants and agrees that it has not offered, sold or delivered, and will not offer, sell or deliver, any Securities in Italy.

(e) Each Initial Purchaser represents, warrants and agrees that no public offerings or sales of Securities or Exchange Securities or any distribution of the Preliminary Offering Memorandum and the Offering Memorandum or any other offering material relating to the Securities or Exchange Securities will be made to the public in or from Luxembourg, except for the Securities or the Exchange Securities in respect of which the requirements of Luxembourg law concerning a public offering of securities in Luxembourg have been fulfilled.

(f) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company and the Guarantor that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX B

Notices

Except as otherwise specifically provided in the Purchase Agreement, all statements, requests, notices and advices under the Purchase Agreement shall be in writing, or by telephone if promptly confirmed in writing, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Telecom Italia Capital, 12-14, boulevard Grand-Duchesse Charlotte, L-1330 Luxembourg, Facsimile Transmission No. ++ 352 456060444; Attention: Mr. Adriano Trapletti and if to the Guarantor, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Telecom Italia S.p.A., Direzione Finanza, Piazza degli Affari 2, 20123 Milan, Italy, Facsimile Transmission No. ++39 02 85954729; Attention: Mr. Alex Bolis, and if to the Initial Purchasers shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to addresses, telex numbers and facsimile transmission numbers of other Initial Purchasers as set out below:

Banc of America Securities LLC

9 West 57th Street

NY1/301/2M/01

New York, NY 10019

Att: Transaction Management

Fax: ++1 212 847 5184

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

USA

Attn: Martha Bailey

Tel:   ++1 212 816 5831

Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4AJ

United Kingdom

Attn: New Issuers/Syndicate

Fax:   ++44(0)207 905 6128

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

B-1

U.S.A.

Attn: High Grade Syndicate Desk (8th Floor)

Tel: ++1 212 834 4533

Fax: ++1 212 834 6081

Lehman Brothers Inc.

745 Seventh Ave.

New York, NY 10019

U.S.A.

Attn: Martin Goldberg

Tel: ++1 212 526 7430

Fax: ++1 646 758 5027

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London, EC1A 1HQ

United Kingdom

Attn: High Grade Syndicate Desk

Tel: ++44 (0) 20 7995 3966

Fax: ++44 (0) 207995 2968

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

A-2

ANNEX C

List of Prohibited Countries

The following is the current list of Prohibited Countries: Andorra, Anguilla, Aruba, the Bahamas, Barbados, Barbuda, Belize, Bermuda, the British Virgin Islands, Brunei, the Cayman Islands, the Channel Islands, Cyprus, Djibouti, French Polynesia, Gibraltar, Grenada, Guatemala, Hong Kong, the Isle of Man, Kiribati, Lebanon, Liberia, Liechtenstein, Macau, Malaysia, the Maldives, the Marshall Islands, Montserrat, Nauru, the Netherlands Antilles, Nevis, New Caledonia, Niue, the Philippines, Oman, the Solomon Islands, St. Kitts, St. Lucia, St. Vincent and the Grenadines, the Seychelles, Singapore, Tonga, the Turks and Caicos Islands, Tuvalu, Vanuatu and Samoa.

The following countries and territories are either considered (under Italian tax law) as having a privileged tax regime subject to activity specific exemptions or are not considered (under Italian tax law) as having a privileged tax regime but are deemed to be tax havens with regard to certain activities: Angola, Antigua, Bahrain, Costa Rica, Dominica, Ecuador, Jamaica, Kenya, Korea (Rep.), Kuwait, Malta, Mauritius, Monaco, Panama, Puerto Rico, Switzerland, United Arab Emirates and Uruguay.

C-1